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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549




                                   FORM 8-K




                                CURRENT REPORT




                    PURSUANT TO SECTION 13 or 15(d) OF THE
                     SECURITIES AND EXCHANGE ACT of 1934




      Date of Report (Date of Earliest Event Reported) October 25, 1996


                            INNKEEPERS USA TRUST
           (Exact name of registrant as specified in its charter)



         Maryland                        0-24568                 65-0503831
(State or other jurisdiction       (Commission File No.)      (I.R.S. Employer
    of incorporation)                                        Identification No.)


                           306 Royal Poinciana Way
                          Palm Beach, Florida 33480
                   (Address of principal executive offices)



                                (407) 835-1800
             (Registrant's telephone number, including area code)




                                     N/A
        (former name or former address, if changed since last report)







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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Innkeepers USA Limited Partnership, a Virginia limited partnership (collectively with its subsidiary partnerships, the "Partnership"), of which Innkeepers Financial Corporation, a wholly owned subsidiary of Innkeepers USA Trust (the "Registrant"), serves as sole general partner, consummated the acquisitions of a 160-room Residence Inn hotel in Atlanta (Downtown), Georgia (the "Atlanta Residence Inn") and a 150-room Hampton Inn hotel in Norcross, Georgia (the "Norcross Hotel") and, together with the Atlanta Residence Inn, the "Atlanta Hotels") on October 25, 1996 (the "Closing Date"). The Atlanta Hotels were purchased from JF Atlanta, LLC, a Georgia limited liability company ("JF Atlanta"). JF Atlanta is majority-owned by Mr. Jeffrey Fisher, Chairman of the Registrant. The Partnership acquired the Atlanta Hotels from JF Atlanta for cash purchase prices of approximately $18,125,000 and $9,675,000, respectively, which approximated the purchase prices paid by JF Atlanta plus closing and financing costs incurred by JF Atlanta through the Closing Date. The Partnership's purchase price for the Atlanta Hotels was paid with a portion of the proceeds of an 11,500,000 Common Share follow-on offering completed on the Closing Date (the "Offering"). JF Atlanta purchased the Atlanta Hotels on September 6, 1996 solely to facilitate their acquisition by the Partnership after the Offering. If the Partnership had acquired the Atlanta Hotels prior to the Offering, the additional debt financing that might have been required to complete the purchases could have caused the Registrant's consolidated indebtedness to exceed the limitation on indebtedness contained in its declaration of trust.

The Atlanta Hotels are leased by the Partnership to an affiliate of JF Hotel, Inc., which, together with other corporations with identical ownership (collectively, the "Lessee"), lease all of the Partnership's hotels. The Lessee is majority-owned by Mr. Fisher. The Lessee leases the Partnership's hotels pursuant to percentage leases which provide for rent equal to the greater of (i) fixed base rent or (ii) percentage rent based on room revenues of the hotel. The percentage leases for the Atlanta Hotels have terms of ten years. The base rent under the percentage lease on the Atlanta Residence Inn is $1,260,000. The percentage rent for the Atlanta Residence Inn is 30% of room revenue up to $3,100,000, plus 68% of room revenue in excess of $3,100,000. The base rent under the percentage lease on the Norcross Hotel is $665,000. The percentage rent for the Norcross Hotel is 30% of room revenue up to $1,500,000, plus 68% of room revenue in excess of $1,500,000. The Atlanta Hotels will continue to be operated as hotel properties.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS

(a)      FINANCIAL STATEMENTS OF THE ATLANTA AND NORCROSS HOTELS

         The Atlanta and Norcross Hotels commenced operation in August 1996 and, consequently, audited financial statements are not available as prescribed by Rule 3-05 of Regulation S-X.

(b)      PRO FORMA FINANCIAL INFORMATION

         Unaudited pro forma condensed consolidated statements of operations and balance sheet will be filed within 60 days as prescribed by Rule 3-05 of Regulation S-X.

(c)      EXHIBITS

         10.1 Agreement of Purchase and Sale dated September 3, 1996 between JF Atlanta, LLC and Innkeepers USA Limited Partnership (Atlanta Residence Inn).

         10.2 Agreement of Purchase and Sale dated August 31, 1996 between JF Atlanta, LLC and Innkeepers USA Limited Partnership (Norcross Hotel).





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                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        INNKEEPERS USA TRUST



November 12, 1996                        /s/ David Bulger
----------------                        -----------------------------
Date                                    David Bulger
                                        Chief Financial Officer














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                                EXHIBIT INDEX

10.1 Agreement of Purchase and Sale dated September 3, 1996 between JF Atlanta, LLC and Innkeepers USA Limited Partnership (Atlanta Residence
        Inn).

10.2 Agreement of Purchase and Sale dated August 31, 1996 between JF Atlanta, LLC and Innkeepers USA Limited Partnership (Norcross Hotel).
















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